Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, of Loran Connection Corp., of our report dated August 21, 2009 on our audit of the financial statements of Loran Connection Corp. (A Development Stage Company) as of March 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows from inception on July 25, 2008 through March 31, 2009, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
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Seale and Beers, CPAs
Las Vegas, Nevada
September 18, 2009




             Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
                6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146
                       (702) 253-7492 Fax: (702)253-7501